Exhibit 23.1

                          Rosenberg Rick
                           Baker Berman
                         ---------------
                            & COMPANY
                         ---------------
                  A PROFESSIONAL ASSOCIATION OF
                   CERTIFIED PUBLIC ACCOUNTANTS
    390 Foothill Road * P.O. Box 6485 * Bridgewater, NJ 08807
              Phone 908-231-1000 * FAX 908-231-6894




       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in this Registration Statement on Form SB-2 of our report dated December 20, 2000, relating to the financial statements of Medi-Hut Company, Inc. , and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
October 30, 2001